UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 28, 2011

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Executive Drive

Somerset, NJ 08873

(Address and zip code of principal executive offices) (Zip Code)

(877) 523-9897

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

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☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation, Bonuses and Equity Grants

On June 28, 2011, the Management Resources and Compensation Committee (the “Committee”) of the Board of Directors of TeamStaff, Inc.  (the “Company”) approved annual performance-based cash incentive target bonuses for the Company’s principal executive officer, principal financial officer and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K) to be effective for the fiscal year ending September 30, 2011 (the “2011 Bonus Targets”).  The 2011 Bonus Target for each officer is based on performance criteria to be considered by the Committee in reviewing the Company’s overall performance for fiscal 2011, as well as each officer’s performance.  In addition to determining the 2011 Bonus Targets, the Committee approved the grants of employee stock options to each executive officer subject to the approval by the Company’s stockholders of an amendment to the Company’s 2006 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance pursuant to awards granted under such Plan. If such options are awarded, they will be subject to time-based and performance vesting criteria as established by the Committee. The following table sets forth the 2011 Bonus Target and potential option awards for each such officer:

Name of Executive Officer	2011 Bonus Target ($)	No. Shares Underlying Option

Zachary C. Parker	$100,000	150,000
John E. Kahn	$35,000	100,000
John F. Armstrong	$35,000	100,000
Kevin Wilson	$30,000	75,000

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.

	By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	President and Chief Executive Officer
Date: July 5, 2011

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